Exhibit 10.4

EXECUTION VERSION

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

HARVEST NATURAL RESOURCES, INC.

COMMON STOCK PURCHASE WARRANT

Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, CT Energy Holding SRL, a Barbados Society with Restricted Liability (the “Investor”) is entitled, subject to the terms set forth in this warrant (this “Warrant”), to purchase from the Company at any time during the Exercise Period (as defined in Section 1 hereof) up to 34,070,820 fully paid and non-assessable shares of Common Stock (as defined in Section 1 hereof), at a purchase price per share equal to the Exercise Price (as defined in Section 1 hereof).

This Warrant is issued pursuant to the Securities Purchase Agreement (as amended and in effect from time to time, the “Purchase Agreement”), dated as of June 19, 2015, between the Company, the Subsidiary Guarantors party thereto and the Investor, a copy of which is on file at the principal office of the Company. The Holder of this Warrant shall be entitled to all of the benefits of and shall be subject to all of the obligations under the Purchase Agreement. If any provision of this Warrant is found to conflict with the Purchase Agreement, the provisions of the Purchase Agreement shall prevail. To the extent that any provision of this Warrant conflicts with the express provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and be controlling.

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Purchase Agreement. The following terms, when used herein, shall have the meaning set forth below:

“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market operates on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly the Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and Holder. If the Company and Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved by an appraiser selected as provided in Section 3.1(d). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Convertible Securities” means any evidence of indebtedness, units, interests or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property, Common Stock, either immediately or upon a specified date or the happening of a specified event.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exercise Period” means the period (a) beginning on the Stock Appreciation Date and (b) ending at 5:00 pm New York City time on the earlier to occur of (i) the Refinancing Date and (ii) June 19, 2018.

“Exercise Price” means, as of any date, the Initial Exercise Price as adjusted from time to time pursuant to Section 3.

“Initial Exercise Price” means $1.25.

“Holder” means the Investor (so long as the Investor holds any Warrants) and any other Person to whom the Warrants have been transferred in accordance with Section 6.1 hereof.

“Merger Event” means:

(a) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a dividend, split, subdivision or combination covered by Section 3.2;

(b) a consolidation, merger, combination or binding share exchange involving the Company; or

(c) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person,

in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock.

“Options” means, with respect to any Person, any rights, warrants or options to subscribe for or purchase shares of Capital Stock or Convertible Securities of such Person (including, in the case of the Company, shares of Common Stock).

“Principal Market” means the New York Stock Exchange, or, if the New York Stock Exchange is not the principal trading market for the shares of Common Stock, then the principal securities exchange or securities market on which the shares of Common Stock are then traded.

“Trading Day” means any day on which the shares of Common Stock are traded on the Principal Market, provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

“Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholders election, the “Weighted Average Consideration” will be deemed to be (a) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, or (b) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

2. Exercise of Warrant.

2.1. Exercise. This Warrant may be exercised prior to its expiration pursuant to Section 2.4 hereof by the Holder at any time or from time to time during the Exercise Period, by surrender of this Warrant, with the notice of exercise in the form attached hereto duly executed by such Holder, to the Company at its principal office or such other place as designated in writing by the Company, indicating such Holder’s election to exercise this Warrant as to a specified number of shares pursuant to the provisions of Section 2.2 hereof. This Warrant shall be deemed exercised for all purposes as of 5:00 p.m., New York City time on the day on which the Holder has delivered this Warrant and the notice of exercise to the Company, regardless of when the Company issues the certificates evidencing the shares issuable upon such exercise. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon the exercise of this Warrant in full, the Company shall be forever released from all its obligations and liabilities under this Warrant and this Warrant shall be deemed of no further force or effect, whether or not the original of this Warrant has been delivered to the Company for cancellation.

2.2. Manner of Exercise.

(a) Cash Exercise. The Holder may elect to exercise all or a portion of this Warrant by paying, by wire transfer of immediately available funds to the account(s) specified in writing by the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect.

(b) Reduction in Principal Amount of Non-Convertible Note. If the Holder of this Warrant also holds all or any portion of the Non-Convertible Note, such Holder may elect to exercise this Warrant by effecting a reduction in the principal amount of the Non-Convertible Note, such reduction equal to the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by (i) the Exercise Price then in effect divided by (ii) (A) the Make-Whole Price (as defined in the Non-Convertible Note) with respect to the outstanding principal amount of such Non-Convertible Note divided by (B) the outstanding principal amount of such Non-Convertible Note. Any exercise pursuant to this Section 2.2(b) shall be subject to the terms and conditions of the Non-Convertible Note.

2.3. Delivery of Stock Certificates on Exercise. As soon as practicable after any exercise of this Warrant and in any event within three Business Days thereafter, the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder (or its designee) a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock (or other securities, as applicable) (which number shall be rounded up to the nearest whole share in the event any fractional share may otherwise be issuable upon such exercise) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock (or other securities) issuable upon any exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program or a similar program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares of Common Stock (or other securities) issuable upon exercise of this Warrant to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

2.4. Termination. This Warrant shall terminate, and the Company shall be forever released from all its obligations and liabilities under this Warrant and this Warrant shall be deemed of no further force or effect, upon the earlier to occur of (i) exercise of this Warrant in full or (ii) the expiration of the Exercise Period.

3. Adjustments.

3.1 Adjustment Upon Issuance of Shares of Common Stock. If and whenever after the date of this Warrant the Company issues or sells, or in accordance with this Section 3.1 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), other than distributions covered by Section 3.3, then the Exercise Price then in effect shall be reduced to a price determined in accordance with the following formula:

R1	=	R	X	OS +
OS + B

R1 = the Exercise Price in effect immediately after such Dilutive Issuance;

R = the Exercise Price in effect immediately prior to such Dilutive Issuance;

OS = the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (excluding the Convertible Note) outstanding immediately prior to such issue (to the extent such Options or Convertible Securities have an exercise or conversion price below R));

A = the number of shares of Common Stock that would have been issued (or be deemed to have been issued) if such Dilutive Issuance had been issued at a price per share equal to R (determined by dividing the aggregate consideration received by the Company in respect of such issue by R); and

B = the number of shares of Common Stock issued (or deemed to have been issued) in such Dilutive Issuance.

For purposes of determining the adjusted Exercise Price under this Section 3.1, the following shall be applicable:

(a) If the Company in any manner grants or sells any Options and the price per share (calculated as the sum of the amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, or exercise or exchange of any Convertible Security issuable upon exercise of such Option) for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. Except as contemplated by Section 3.1(c) below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities. The Exercise Price will be readjusted to the extent that such Options are not exercised prior to their expiration.

(b) If the Company in any manner issues or sells any Convertible Securities and the price per share (calculated as the sum of the amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security) for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Exercise Price in effect immediately prior to the time of the issuance or sale of such Convertible Security, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 3.1, except as contemplated by Section 3.1(c) below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale. The Exercise Price will be readjusted to the extent that such Convertible Securities are not converted prior to the last day on which they are convertible.

(c) If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock, or the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 3.1(a) hereof or any Convertible Securities referred to in Section 3.1(b) increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration, increased or decreased conversion rate or change in maximum number of shares (as the case may be) at the time initially granted, issued or sold. For purposes of this clause (c), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this clause (c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(d) In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average price of such security for the five Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Majority Securityholders (with respect to the Warrants). If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation, the fair value of such consideration will be determined, at the expense of the Company, within fifteen Trading Days thereafter by an independent, reputable appraiser jointly selected by the Company and the Majority Securityholders (with respect to the Warrants).

3.2 Adjustment for Change in Capital Stock. If, after the date of this Warrant, the Company (a) pays a dividend or makes another distribution to all or substantially all holders of Common Stock payable exclusively in shares of Common Stock; (b) subdivides the outstanding shares of Common Stock into a greater number of shares; or (c) combines the outstanding shares of Common Stock into a smaller number of shares; then the Exercise Price will be adjusted based on the following formula:

R1	=	R	X	OS
OS1

where:

R1 = the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination, as the case may be;

R = the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be;

OS = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be; and

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination. If any dividend or distribution of the type described in this Section 3.2 is declared but not so paid or made, the Exercise Price shall be immediately readjusted, effective as of the date the Company’s board of directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Exercise Price that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

3.3 Adjustment for Rights Issue. If, after the date of this Warrant, the Company distributes any rights or Options to all or substantially all holders of Common Stock entitling such holders to purchase (for a period expiring within 60 days) shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, then the Exercise Price shall be adjusted in accordance with the following formula; provided, however, that the Exercise Price will be readjusted to the extent that such rights or Options are not exercised prior to their expiration or are not distributed:

R1	=	R	X	O + Y
O + X

where:

R1 = the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R = the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

O = the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or Options; and

Y = the number of shares of Common Stock equal to (1) the aggregate price payable to exercise such rights or Options plus the aggregate consideration received by the Company for such rights or Options divided by (2) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall be successively made whenever any such rights or Options are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or Options, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or Options been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or Options are not so issued, the Exercise Price shall be adjusted promptly to be the Exercise Price that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 3.3, in determining whether any rights or Options entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights or Options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Company’s board of directors.

No adjustment to the Exercise Price shall be made under this Section 3.3 if the application of the formula stated above in this Section 3.3 would result in an increase in such Exercise Price.

3.4 Adjustment for Other Distributions. If, after the date of this Warrant, the Company distributes to all or substantially all holders of its Common Stock any of its debt, securities or assets or any rights or Options to purchase securities of the Company (including securities or cash, but excluding (a) sales, issuances, and deemed sales and issuances as to which an adjustment is required pursuant to Section 3.1 (b) distributions of Capital Stock as to which an adjustment is required pursuant to Section 3.2, (c) distributions of rights or Options as to which an adjustment is required pursuant to Section 3.3, and (d) Spin-Offs (as defined below), as to which the provisions set forth below in this Section 3.4 shall apply), the Exercise Price shall be decreased in accordance with the formula:

R1	=	R	X	M - F
M

where:

R1 = the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R = the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

M = the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

F = the fair market value, as determined by the Company’s board of directors, of the portion of those assets, securities, rights, or Options to be distributed in respect of each share of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

Such decrease shall become effective as of the open of business on the Ex-Dividend Date with respect to the distribution. If such distribution is not so paid or made, the Exercise Price shall be increased, effective as of the date the Company’s board of directors determines not to pay the distribution, to be the Exercise Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “F” (as defined above) is equal to or greater than “M” (as defined above), in lieu of the foregoing increase, adequate provisions shall be made so that Holder shall have the right to receive on exercise in respect hereof, in addition to the number of shares of Common Stock that Holder is entitled to receive, the amount and kind of securities and assets Holder would have received had Holder exercised this Warrant immediately prior to the record date for the distribution of such securities or assets.

However, with respect to an adjustment pursuant to this Section 3.4 where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the Exercise Price will instead be decreased based on the following formula:

R1	=	R	X	MP
F + MP

where:

R1 = the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for the Spin-off;

R = the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-off;

F = the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-off (such period, the “Valuation Period”); and

MP = the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustments to the Exercise Price under the preceding paragraph of this Section 3.4 will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-off. For purposes of determining the Exercise Price, in respect of any exercise during the 10 consecutive Trading Days commencing on the Ex-Dividend Date for any Spin-off, references within the portion of this Section 3.4 related to Spin-offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed form, and including, the Ex-Dividend Date for such Spin-off to, but excluding, the relevant Exercise date.

3.5 Adjustment for Company Tender Offer. If, after the date of this Warrant, the Company or any of its Subsidiaries makes a payment to holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender Offer Expiration Date”), the Exercise Price shall be decreased based on the following formula:

R1	=	R	X	OS X SP
F + (SP X OS'’)

where:

R1 = the Exercise Price in effect immediately after the open of business on the Trading Day following the Tender Offer Expiration Date;

R = the Exercise Price in effect immediately prior to the open of business on the Trading Date following the Tender Offer Expiration Date;

F = the fair market value, as determined by the Company’s board of directors, of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock that the Company or any Subsidiary of the Company purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Tender Offer Expiration Time”);

OS = the number of shares of Common Stock outstanding immediately prior to the Tender Offer Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS’ = the number of shares of Common Stock outstanding immediately after the Tender Offer Expiration Time (after giving effect to such tender offer or exchange offer); and

SP = the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Tender Offer Expiration Date.

The adjustment to the Exercise Price under this Section 3.5 will be made immediately after the open of business on the 11th Trading Day following the Tender Offer Expiration Date but will be given effect at the open of business on the Trading Day following the Tender Offer Expiration Date. For purposes of determining the Exercise Price in respect of any exercise during the 10 consecutive Trading Days commencing on the Trading Day following the Tender Offer Expiration Date, references within this Section 3.5 to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Tender Offer Expiration Time to, but excluding, the relevant Exercise date.

3.6 When No Adjustment Required. No adjustment need be made pursuant to the foregoing clauses of this Section 3 as a result of (a) any equity based compensation to directors or employees of the Company or any of its Subsidiaries and the exercise of any options or similar rights thereunder; (b) any Common Stock issued pursuant to the Prior Warrants; (c) the incurrence of any Indebtedness not prohibited by Section 5.3 of the Purchase Agreement; (d) any issuance pursuant to an employee benefit plan; (e) the issuance of any shares of Common Stock by the Company upon conversion of any portion of the Convertible Note or exercise of any portion of the Warrant; (f) the conversion of any Convertible Securities; (g) a merger, or business or asset acquisition with respect to a Person that is not an Affiliate of the Company; (h) in respect of any transaction in which Holder participates (as a result of holding this Warrant, at the same time as holders of the Common Stock participate) as if Holder held the number of shares of Common Stock into which this Warrant may be exercised at the time of such transaction; or (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan. Any adjustment to the Exercise Price with respect to a particular issuance, dividend, distribution, subdivision or combination shall be made pursuant to one of the foregoing Sections 3.1 through 3.5 without duplication.

3.7 Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall promptly (and in any event within three Business Days) provide to Holder a written notice of adjustment stating the facts requiring the adjustment and the manner of computing it.

3.8 Effect of Merger Event. In the event of a Merger Event, then the Company or the successor or purchasing Person, as the case may be, shall provide that the Holder shall be entitled at and after the effective time of the Merger Event to exercise this Warrant into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (“Reference Property”) the Holder would have been entitled to receive upon such Merger Event had Holder exercised this Warrant immediately prior to such Merger

Event. If this Warrant is surrendered for exercise after the effective date of any such Merger Event, in lieu of shares of Common Stock otherwise provided for hereunder, the Company shall deliver to Holder a number of units of Reference Property corresponding to the number of shares of Common Stock that would otherwise have been provided for hereunder upon such exercise immediately prior to the Merger Event. Each such unit of Reference Property shall consist of the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.

4. Limitation on Exercise.

4.1 Notwithstanding anything herein to the contrary, prior to the date on which the Company obtains the Stockholder Approval, the Warrant shall not be exercisable (i.e., the Holder of this Warrant shall not have the right to exercise this Warrant and receive shares of Common Stock upon such attempted exercise, and Company shall not be obligated to issue any shares of Common Stock upon any attempted exercise of this Warrant) to the extent the issuance of any portion of such shares, when aggregated with the issuance of all other shares previously issued upon exercise of this Warrant or under any other agreement, document or transaction, which upon the advice of counsel and the New York Stock Exchange is reasonably considered to be a related transaction which should be aggregated with the transactions contemplated by this Warrant (including, without limitation, under the Convertible Note), would exceed the aggregate number of shares of Common Stock that the Company may issue without breaching the Company’s obligations under New York Stock Exchange Rule 312.03 (the “NYSE Cap”), and any purported delivery of shares of Common Stock upon exercise of this Warrant shall be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the NYSE Cap.

4.2 If any delivery of shares of Common Stock owed to the Holder upon exercise of this Warrant is not made, in whole or in part, as a result of the limitations set forth in Section 4.1, the Company’s obligation to make such delivery shall not be extinguished, and the Company shall deliver such shares of Common Stock as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in the limitation set forth therein being triggered.

5. Reservation of Stock Issuable on Exercise of Warrant; Authorization; Listing; Rule 144 Information.

5.1 The Company will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

5.2 The Company hereby represents and warrants that any Common Stock issued upon the exercise of this Warrant in accordance with the provisions of Section 2 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Common Stock so issued will be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant and payment of the Exercise Price (or notice of reduction in the principal amount of the Non-Convertible Note) are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Common Stock may not be actually delivered on such date.

5.3 The Company will (i) procure, at its sole expense, the listing of the Common Stock issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock are then listed or traded and (ii) maintain the listing of such Common Stock after issuance. The Company will use commercially reasonable efforts to ensure that the Common Stock may be issued upon exercise of the Warrant without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Common Stock is listed or traded.

6. Miscellaneous

6.1 Transfer and Assignment. The Warrants shall not be transferable or assignable by a Holder except in accordance with Section 6.11 of the Purchase Agreement, and such provisions are incorporated herein for all purposes. Any transfer may be made in whole or in part by the Holder, without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with the form of assignment attached hereto duly executed by such Holder and payment by such Holder of any applicable transfer taxes. In the event the Warrant is not transferred in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as such Holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of shares (without giving effect to any adjustment therein) subject to the transfer. This Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.

6.2 Registration Rights. The Holder of this Warrant has registration rights concerning the Warrant and the shares of Common Stock issuable upon exercise of the Warrants pursuant to the terms specified in the Registration Rights Agreement, dated as of June 19, 2015, between the Company and the Investor, a copy of which is on file at the principal office of the Company.

6.3 Warrant Agent. The Company may, by written notice to the Holder of this Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of this Warrant, and exchanging or replacing this Warrant pursuant to the Purchase Agreement, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

6.4 Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the shares of Common Stock to which the Holder is then entitled to receive upon due exercise of this Warrant, the Holder shall not be entitled to vote or be deemed the Holder of shares of capital stock of the Company for any purpose.

6.5 Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

6.6 Waivers and Amendments. This Warrant may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), but only by an instrument in writing authorized by the Company and the Majority Securityholders (with respect to the Warrants), and signed by the Company and such Holder or Holders, as applicable. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to any Holder who has not previously received notice thereof or consented thereto in writing. No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

6.7 Notices. Notices shall be provided as set forth in Section 8.4 of the Purchase Agreement, and such provisions are incorporated herein for all purposes. Promptly after becoming a Holder, any Holder other than the Investors shall provide the Company with notification information the type of which is set forth in Section 8.4 of the Purchase Agreement.

6.8 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.9 Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each party’s rights and privileges shall be enforceable to the fullest extent permitted by applicable law.

6.11 Rules of Construction. Unless otherwise expressly provided to the contrary in this Warrant, this Warrant shall be interpreted in accordance with the provisions set forth in Section 6.2 of the Purchase Agreement, and such provisions are incorporated herein for all purposes.

6.12 No Third Party Beneficiaries. Nothing expressed or implied in this Warrant shall be construed to give any Person other than the parties hereto any legal or equitable rights hereunder.

6.13 Entire Agreement. This Warrant, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Warrant, together with the Purchase Agreement, supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of June 19, 2015

HARVEST NATURAL RESOURCES, INC.

By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

[Signature Page to Warrant]

FORM OF NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO:	HARVEST NATURAL RESOURCES, INC.

The undersigned Holder elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant issued by Harvest Natural Resources, Inc. and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐	Elects the cash exercise option pursuant to Section 2.2(a) of the Warrant, and tenders herewith payment of the Exercise Price by wire transfer of immediately available funds, in the amount of $ for shares of Common Stock.

☐	Elects the option pursuant to Section 2.2(b) of the Warrant, and elects to effect a reduction in the principal amount of the Non-Convertible Note, such reduction equal to $ for shares of Common Stock.

DTC Fast Automated Securities Transfer:

☐	If this box is checked, as long as the Company’s transfer agent participates in the DTC Fast Automated Securities Transfer program (“FAST”), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Notice of Exercise) with the number of shares of Common Stock required to be delivered. In the event that the Company’s transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.

Information for delivery of uncertificated shares:

Account Number:

Account Name:

DTC Number:

HOLDER

Name:
Title:

Date:

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                      the right represented by the within Warrant to purchase              shares of Common Stock of Harvest Natural Resources, Inc., to which the attached Warrant relates, and appoints                      attorney to transfer such right on the books of Harvest Natural Resources, Inc., with full power of substitution in the premises.

[insert name of Holder]

Dated:	By:

Title:

[insert address of Holder]

Signed in the presence of: